UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2005

INTERNATIONAL SPEEDWAY CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
          Item 1.01 Entry into a Material Definitive Agreement
Section 7 - Regulation FD
            Item 7.01 Regulation FD Disclosure
and
Section 8 - Other Items
           Item 8.01 Other Items

On August 30, 2005,  International Speedway Corporation ("ISC"), Speedway Motorsports, Inc. ("SMI") and Action Performance Companies, Inc. ("Action"), issued a press release which announced  the execution of an Agreement and Plan of Merger, dated as of August 29, 2005 (the "Merger Agreement"), by and among Action,  SMISC, LLC ("SMISC"), a newly-formed joint venture between ISC and SMI, and Motorsports Authentics, Inc., an indirect wholly-owned subsidiary of  Motorsports Authentics ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Action and as a result Action will become a wholly-owned subsidiary of SMISC (the "Merger").  In connection with the Merger, each outstanding share of Action's common stock will be converted into the right to receive $13 in cash.    The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from Action's shareholders, regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, consents and certificates from certain counterparties to Action's contracts and the absence of any material adverse effect to Action's business.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the joint press release attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about ISC, SMI, SMISC, Motorsports Authentics or Action. The Merger Agreement contains representations and warranties each of such parties made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Section 9 - Financial Statements and Exhibits
           Item 9.01 Financial Statements and Exhibits
                  (c) Exhibits

2.1 Agreement and Plan of Merger - attached herewith

99.1 Press Release - attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	08/30/2005	/s/ Glenn R. Padgett
Glenn R. Padgett, Vice President, Chief Counsel - Operations, & Assistant Secretary